Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 10, 2025

Tencent Holdings Limited
By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

Image Frame Investment (HK) Limited
By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

Image Digital Investment (HK) Limited
By:	/s/ Li Yan
	Name:	Li Yan
	Title:	Director